EXHIBIT NO. 10.48

                                 NORTH CAROLINA

                               GUARANTY AGREEMENT
                               ------------------

                                GUILFORD COUNTY

         THIS GUARANTY AGREEMENT is made and given this 1st day of September, 1999, by GIBRALTAR PACKAGING GROUP, INC., a Delaware corporation (hereinafter referred to as Gibraltar), to JIT MANUFACTURING, INC. (hereinafter sometimes referred to as "Secured Party").

                              W I T N E S S E T H:

         WHEREAS, Secured Party is acquiring substantially all of the assets of G B Labels, Inc. ("GBL"), a wholly owned subsidiary of Gibraltar, pursuant to an Asset Purchase Agreement and ancillary documents (such Asset Purchase Agreement and all documents and agreements related thereto are hereinafter collectively referred to as the "Asset Purchase Agreement"); and
         WHEREAS, Gibraltar's unconditional and continuing guarantee of the obligations of GBL is a condition to closing the Asset Purchase Agreement.

         NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, and in order to induce Secured Party to accept and close the Asset Purchase Agreement, Gibraltar hereby absolutely and unconditionally guaranties to Secured Party and its successors and assigns, the due and punctual performance and payment of all obligations due Secured Party under the Asset Purchase Agreement including any amendments, modifications, replacements, substitutes and supplements thereto and any renewals or extensions thereof agreed to by GBL and the Secured Party (all liabilities to pay money to or perform obligations for Secured Party under the Asset Purchase Agreement being hereinafter termed "Obligations of GBL").


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         In the event this guaranty is placed with an attorney for collection,
Gibraltar agrees to pay all costs of collection including, without limitation, court costs and the reasonable attorneys' fees of Secured Party.

         In order to implement the foregoing and as additional inducements to Secured Party, Gibraltar further covenants and agrees:

         1. This guaranty is and shall remain an unconditional and continuing guaranty of performance and payment and not of collection and shall remain in full force and effect irrespective of any interruption(s) and shall apply to and guarantee the due and punctual payment of all Obligations of GBL due by GBL to Secured Party. To that end, Gibraltar hereby expressly waives any right to require Secured Party to bring any action against GBL or any other party or to require that resort be had to any security, if any, in favor of GBL or any other party. Gibraltar acknowledges that its liabilities and obligations hereunder are primary rather than secondary. To that end and, without limiting the generality of the foregoing, Gibraltar expressly waives any rights or defenses it otherwise might have had under any applicable law to require Secured Party to attempt to recover against GBL or any other party or against any collateral, if any, as a condition to enforcement of this Guaranty.

         2. Gibraltar acknowledges that the termination of liability of GBL under the Obligations of GBL [(i) including, but not limited to termination by reason of discharge in bankruptcy, receivership, stay in bankruptcy or any other proceeding at law or in equity, (ii) but not including termination by reason of failure of consideration, full performance by GBL, settlement between GBL and Secured Party, or the release of GBL by Secured Party] shall not release Gibraltar from full liability under the Obligations of GBL hereby guaranteed and then in

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existence or from any renewals or extensions thereof made by the Secured Party and GBL, in whole or in part, whether such renewals or extensions are made before or after the effective date of such termination and with or without notice to Gibraltar.

         3. This Guaranty Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and no waivers or modifications shall be valid unless they are reduced to writing, duly executed by the party to be charged thereby, and expressly approved in writing by Secured Party.

         4. Gibraltar further hereby consents and agrees that Secured Party and GBL, may at any time, or from time to time: (i) extend or change the time of payment, and/or the manner, place or terms of payment of any or all of the Obligations of GBL; and (ii) subordinate the payment of any and all of the Obligations of GBL, and/or any part of the same, to the payment of any other debts or claims, which may at any time(s) be due or owing to Secured Party and GBL, and/or any other party in such manner and upon such terms as Secured Party and GBL may deem proper and/or desirable, and without notice to or further assent from Gibraltar, it being agreed that Gibraltar shall be and remain bound by, under and upon this Guaranty Agreement, irrespective of the existence, value or condition of any collateral, if any, and notwithstanding any such change, exchange, sale or other disposition, application, renewal or extension.

         5. Gibraltar hereby waives: (i) notice of acceptance of this Guaranty;
(ii) notice(s) of entering into and engaging in business transactions and/or contractual relationships and any other dealings between GBL and Secured Party;
(iii) presentment and/or demand for payment of any of the Obligations of GBL;
(iv) protest or notice of dishonor or default to Gibraltar or to any other person or entity with respect to any of the Obligations of GBL including, without limitation, no-

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tice of acceleration; and (v) any demand for payment or performance under this
Guaranty Agreement.

         6. Gibraltar expressly warrants and represents to Secured Party, that Gibraltar is a corporation organized and existing under the laws of the State of Delaware, that Gibraltar is in good standing under the laws of that State and that all necessary corporate action has been taken to authorize the execution and delivery by Gibraltar of this Guaranty and that this Guaranty constitutes the legal, valid and binding obligation of Gibraltar enforceable in accordance with its terms.

         7. No waiver by Secured Party of any default(s) by Gibraltar and/or GBL shall operate as a waiver of any other default or of the same default on a future occasion.

         8. This Guaranty shall be deemed to have been made in Greensboro, North Carolina, regardless of the place where Gibraltar in fact executed this instrument and where this instrument was delivered to the Secured Party; and this Guaranty shall be interpreted, and the rights and liabilities of the Secured Party and Gibraltar determined in accordance with the substantive laws of the State of North Carolina, without giving effect to its choice of law rules; and this Guaranty is given by Gibraltar subject to any dispute, claim, suit or other legal action arising out of this Guaranty being commenced and prosecuted only in a North Carolina State Court or a United States Federal District Court sitting in Guilford County, North Carolina.

         IN WITNESS WHEREOF, Gibraltar has caused this instrument to be executed in its corporate name by its undersigned duly authorized corporate officer as of the day and year first above written.
                                          GIBRALTAR PACKAGING GROUP, INC.
                                          a Delaware corporation



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                                          By:  /s/ John W. Lloyd
                                             -------------------------------
                                              John W. Lloyd, Vice President



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